EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130740 on Form S-8 of Republic Bancorp, Inc. of our report dated June 29, 2020, appearing in this Annual Report on Form 11-K of Republic Bancorp Inc. 401(k) Retirement Plan for the year ended December 31, 2019.

/s/ Crowe LLP

Louisville, Kentucky

June 29, 2020